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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Form S-8 Registration Statement No. 33-48217 and Registration Statement No. 33-87724 of Ark Restaurants Corp. of our report dated November 20, 1998, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 3, 1998.


DELIOTTE & TOUCHE LLP

New York, New York
December 18, 1998



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